Unknown;Turmail, Linda A. (Boston);

                                 SUB-ITEM 77H

 As of May 31, 2016, the following entity owned 25% or more of the voting securities of the MFS Blended Research Growth Equity Fund:







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|ENTITY                          |PERCENTAGE          |
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|                         |                    |
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| Taylor Publishing Company| 25.84 %|
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|                         |                    |
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|                            |                    |
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